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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                          CONTACT:

CompX International Inc.                        Joseph S. Compofelice
16825 Northchase Drive                          Chairman, President & CEO
Houston, Texas 77060                            Tel.  281-423-3303


                    COMPX DECLARES REGULAR QUARTERLY DIVIDEND


     HOUSTON, TEXAS . . . February 10, 2000 . . . CompX International Inc. (NYSE: CIX) announced today that its board of directors, at its February meeting, declared CompX's regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on March 31, 2000 to stockholders of record at the close of business on March 22, 2000.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.

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